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                                                                 EXHIBIT 99.1


INDEPENDENT AUDITORS' REPORT


To the Board of Directors and Stockholders of Trinzic Corporation

   We have audited the accompanying consolidated balance sheet of Trinzic Corporation and subsidiaries as of March 31, 1995 and the related consolidated statements of operations, stockholders' equity, and cash flows for the years ended March 31, 1995 and 1994 (not presented separately herein). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Trinzic Corporation and subsidiaries as of March 31, 1995 and the results of their operations and their cash flows for the years ended March 31, 1995 and 1994 in conformity with generally accepted accounting principles.


DELOITTE & TOUCHE LLP
San Jose, California
April 28, 1995